UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3545 John Hopkins Court Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Regulus Therapeutics Inc. (the “Company”) was held on May 22, 2014. As of March 28, 2014, the record date for the Annual Meeting, 43,335,571 shares of common stock were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

The Company’s stockholders elected the eight persons listed below as directors, each to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results were as follows:

	Votes For	Votes Withheld	Broker Non- Votes
David Baltimore, Ph.D.	32,331,262	576,620	3,732,073
Bruce L.A. Carter, Ph.D.	32,816,214	91,668	3,732,073
Mark G. Foletta	32,806,238	101,644	3,732,073
Stelios Papadopoulos, Ph.D.	32,816,214	91,668	3,732,073
B. Lynne Parshall, Esq.	32,269,643	638,239	3,732,073
William Rastetter, Ph.D.	32,812,427	95,455	3,732,073
Douglas Williams, Ph.D.	32,252,959	654,923	3,732,073
Kleanthis G. Xanthopoulos, Ph.D.	32,377,265	530,617	3,732,073

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The final voting results were as follows:

Votes For	Votes Against	Abstentions
36,441,267	70,312	128,376

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	Regulus Therapeutics Inc.

	By:	/s/ David L. Szekeres
David L. Szekeres Chief Business Officer & General Counsel